AGREEMENT AND DECLARATION OF TRUST

                                       of

                                IGAM Group Funds
                            a Delaware Business Trust

                                  July 15, 1999



                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I.  Name and Definitions..................................2
      Section 1.  Name............................................2
      Section 2.  Registered Agent and Registered Office;
                  Principal Place of Business.....................2
           (a)  Registered Agent and Registered Office............2
           (b)  Principal Place of Business.......................2
      Section 3.  Definitions.....................................2
           (a)  "1940 Act"........................................2
           (b)  "Affiliate".......................................2
           (c)  "Board of Trustees"...............................2
           (d)  "By-Laws".........................................2
           (e)  "Certificate of Trust"............................3
           (f)  "Code"............................................3
           (g)  "Commission"......................................3
           (h)  "DBTA"............................................3
           (i)  "Declaration of Trust"............................3
           (j)  "General Liabilities".............................3
           (k)  "Interested Person"...............................3
           (l)  "Investment Adviser" or "Adviser".................3
           (m)  "National Financial Emergency"....................3
           (n)  "Person"..........................................4
           (o)  "Principal Underwriter"...........................4
           (p)  "Series"..........................................4
           (q)  "Shares"..........................................4
           (r)  "Shareholder".....................................4
           (s)  "Trust"...........................................4
           (t)  "Trust Property"..................................4
           (u)  "Trustee" or "Trustees"...........................4


ARTICLE II.  Purpose of Trust.....................................4


ARTICLE III.  Shares..............................................8
      Section 1.  Division of Beneficial Interest.................8
      Section 2.  Ownership of Shares............................10
      Section 3.  Investments in the Trust.......................10
      Section 4.  Status of Shares and Limitation
                    of Personal Liability........................11
      Section 5.  Power of Board of Trustees to
                  Change Provisions Relating to Shares...........11
      Section 6.  Establishment and Designation of Series........12
            (a)   Assets Held with Respect to a
                    Particular Series............................12
            (b)   Liabilities Held with Respect to a Particular
                    Series.......................................13
            (c)   Dividends, Distributions, Redemptions and
                    Repurchases..................................14
            (d)   Voting.........................................14
            (e)   Equality.......................................15
            (f)   Fractions......................................15
            (g)   Exchange Privilege.............................15
            (h)   Combination of Series..........................15
            (i)   Elimination of Series..........................15
      Section 7.  Indemnification of Shareholders................16

ARTICLE IV.  The Board of Trustees...............................16
      Section 1.  Powers.........................................16
      Section 2.  Payment of Expenses by the Trust...............18
      Section 3.  Payment of Expenses by Shareholders............18
      Section 4.  Ownership of Trust Property....................18
      Section 5.  Service Contracts..............................19
      Section 6.  Effect of Death, Resignation,
                         Removal, etc. of a Trustee..............20

ARTICLE V.  Shareholders' Voting Powers..........................21
      Section 1.  Voting Powers and Required Vote................21
      Section 2.  Additional Provisions..........................21


ARTICLE VI.  Net Asset Value, Distributions and Redemptions......21
      Section 1.  Determination of Net Asset Value, Net Income and
                          Distributions..........................22
      Section 2.  Redemptions at the Option of a Shareholder.....22
      Section 3.  Redemptions at the Option of the Trust.........24


ARTICLE VII.  Compensation and Limitation of Liability of
                          Officers and Trustees..................24
      Section 1.  Compensation...................................24
      Section 2.  Indemnification and Limitation of Liability....24
      Section 3.  Officers and Trustees' Good Faith
                          Action, Expert Advice, No Bond
                          or Surety..............................25
      Section 4.  Insurance......................................25


ARTICLE VIII.  Miscellaneous.....................................26
      Section 1.  Liability of Third Persons
                         Dealing with Trustees...................26
      Section 2.  Dissolution of Trust or Series.................26
      Section 3.  Merger and Consolidation; Conversion...........27
           (a)  Merger and Consolidation.........................27
           (b)  Conversion.......................................28
      Section 4.  Reorganization.................................28
      Section 5.  Amendments.....................................29
      Section 6.  Filing of Copies, References, Headings.........29
      Section 7.  Applicable Law.................................30
      Section 8.  Provisions in Conflict with Law or Regulations.30
      Section 9.  Business Trust Only............................30
      Section 10. Use of the Names "IGAM Group" and "Integrity
                     Global Asset Management"....................31
      Section 11.  Counterparts..................................32



                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                                IGAM GROUP FUNDS


      AGREEMENT AND DECLARATION OF TRUST made as of this 15th day of July, 1999, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided. This Agreement and Declaration of Trust shall be effective upon the filing of the Certificate of Trust in the office of the Secretary of State of the State of Delaware.


                              W I T N E S S E T H:

      WHEREAS this Trust has been formed to carry on the business of an investment company; and

      WHEREAS this Trust is authorized to issue its shares of beneficial interest in separate Series, and to issue classes of Shares of any Series or divide Shares of any Series into two or more classes, all in accordance with the provisions hereinafter set forth; and

      WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware business trust in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. ss.3801, et seq.), as from time to time amended and including any successor statute of similar import (the "DBTA"), and the provisions hereinafter set forth;

      NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust and the Series created hereunder as hereinafter set forth.


                                   ARTICLE I.
                              Name and Definitions


     Section 1. Name. This trust shall be known as "IGAM Group Funds" and the Trustees shall conduct the business of the Trust under that name, or any other name as they may from time to time determine.

      Section 2. Registered Agent and Registered Office; Principal Place of Business.
      (a) Registered Agent and Registered Office The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth on the Certificate of Trust.

      (b) Principal Place of Business The principal place of business of the Trust is Wakefield, Rhode Island or such other location within or outside of the State of Delaware as the Board of Trustees may determine from time to time.

     Section 3. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:
      (a) "1940 Act"shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time.

      (b)  "Affiliate"shall  have the meaning  given to  "Affiliated  Person" in
Section 2(a)(3) of the 1940 Act when used with reference to a specified Person.

      (c) "Board of Trustees"shall mean the governing body of the Trust, which is comprised of the Trustees of the Trust.

      (d) "By-Laws"shall mean the By-Laws of the Trust, as amended from time to time in accordance with Article X of the By-Laws, and incorporated herein by reference.

      (e) "Certificate of Trust"shall mean the certificate of trust filed with the Office of the Secretary of State of the State of Delaware as required under the DBTA to form the Trust.

      (f) "Code"shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as adopted or amended from time to time.

      (g)  "Commission"shall have the meaning given to it in
Section 2(a)(7) of the 1940 Act.

      (h)  "DBTA"shall mean the Delaware Business Trust Act, (12
Del. C. ss.3801, et seq.), as amended from time to time.

      (i) "Declaration of Trust"shall mean this Agreement and Declaration of Trust, as amended or restated from time to time.

      (j)  "General  Liabilities"shall have the meaning given it in Article III,
Section 6(b) of this Declaration Trust.

      (k) "Interested Person"shall have the meaning given to it in Section 2(a)(19) of the 1940 Act.

      (l) "Investment Adviser" or "Adviser"shall mean a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 5(a) hereof.

      (m) "National Financial Emergency"shall mean the whole or any part of any period set forth in Section 22(e) of the 1940 Act. The Board of Trustees may, in its discretion, declare that the suspension relating to a National Financial Emergency shall terminate, as the case may be, on the first business day on which the New York Stock Exchange shall have reopened or the period specified in
Section 22(e) of the 1940 Act shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive).

      (n)  "Person"shall   include  a  natural  person,   partnership,   limited
partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

      (o) "Principal Underwriter"shall have the meaning given to it in Section 2(a)(29) of the 1940 Act.

      (p) "Series"shall refer to each series of Shares established and designated under or in accordance with the provisions of Article III and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder.

      (q) "Shares"shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares.

      (r)  "Shareholder"shall mean a record owner of Shares.

      (s) "Trust"shall refer to the Delaware business trust established by this Declaration of Trust, as amended from time to time.

      (t) "Trust Property"shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or one or more of any Series, including, without limitation, the rights referenced in Article VIII, Section 2 hereof.

      (u) "Trustee" or "Trustees"shall refer to each signatory to this Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms hereof, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in their capacity as trustees hereunder.

                                   ARTICLE II.
                                Purpose of Trust

      The purpose of the Trust is to conduct, operate and carry on the business of a registered management investment company registered under the 1940 Act through one or more Series investing primarily in securities and, in addition to any authority given by law, to exercise all of the powers and to do any and all of the things as fully and to the same extent as any private corporation organized for profit under the general corporation law of the State of Delaware, now or hereafter in force, including, without limitation, the following powers:

      (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or "when issued" contracts for any such securities, or to change the investments of the assets of the Trust;

      (b) To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

      (c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

      (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

      (e)  To  exercise   powers  and  right  of   subscription  or
otherwise   which  in  any  manner   arise  out  of   ownership  of
securities;

      (f) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

      (g) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

      (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

      (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

      (j)  To  enter  into  joint  ventures,   general  or  limited
partnerships and any other combinations or associations;

      (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

      (l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Declaration of Trust, the Bylaws and by applicable law;

      (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

      (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

      (o) To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property;

      (p) To borrow or raise moneys for any of the purposes of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated;

      (q) To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount; and

      (r) To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other property of the Trust, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to repurchase, re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities.

      The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. Neither the Trust nor the Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

      The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the DBTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

                                  ARTICLE III.
                                     Shares

     Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into Shares, all without par value. The number of Shares authorized hereunder is unlimited. The Board of Trustees may authorize the division of Shares into separate and distinct Series and the division of any Series into separate classes of Shares. The different Series and classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and classes shall be fixed and determined by the Board of Trustees without the requirement of Shareholder approval. If no separate Series or classes shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and classes shall be construed (as the context may require) to refer to the Trust. The fact that a Series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Series are initially of a single class) shall not limit the authority of the Board of Trustees to establish and designate separate classes of said Series. The fact that a Series shall have more than one established and designated class, shall not limit the authority of the Board of Trustees to establish and designate additional classes of said Series, or to establish and designate separate classes of the previously established and designated classes.

      The Board of Trustees shall have the power to issue Shares of the Trust, or any Series or class thereof, from time to time for such consideration (but not less than the net asset value thereof) and in such form as may be fixed from time to time pursuant to the direction of the Board of Trustees.

      The Board of Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust. The Board of Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or class into one or more Series or classes that may be established and designated from time to time. Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

      Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and the Shareholders of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Article IV,
Section 1 hereof. No Share shall have any priority or preference over any other Share of the same Series or class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series or class made pursuant to Article VIII, Section 2 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular class of Series from the Trust Property held with respect to such Series according to the number of Shares of such class of such Series held of record by such Shareholders on the record date for any dividend or distribution. Shareholders shall have no preemptive or other right to subscribe to new or additional Shares or other securities issued by the Trust or any Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series. Such division or combination may not materially change the proportionate beneficial interests of the Shares of that Series in the Trust Property held with respect to that Series or materially affect the rights of Shares of any other Series.

      Any Trustee, officer or other agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such Person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

     Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and class thereof that has been established and designated. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or class thereof and as to the number of Shares of each Series or class thereof held from time to time by each such Shareholder.

     Section 3.  Investments  in the Trust.  Investments  may be accepted by the
Trust from such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may, from time to time, authorize. Each investment shall be credited to the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Series or class as the purchaser may select, at the net asset value per Share next determined for such Series or class after receipt of the investment; provided, however, that the Principal Underwriter may, in its sole discretion, impose a sales charge upon investments in the Trust.

     Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust and under applicable law. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to dissolve the Trust or any Series, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees or any Series, but entitles such representative only to the rights of said deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. All Shares, when issued on the terms determined by the Board of Trustees, shall be fully paid and nonassessable. As provided in the DBTA, Shareholders of the Trust shall be entitled to the same limitation of personal liability extended to stockholders of a private corporation organized for profit under the general corporation law of the State of Delaware.

     Section 5. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust or the Certificate of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, or the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provision relating to the Shares contained in this Declaration of Trust; provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law; provided, however that if Shares have been issued, Shareholder approval shall be required to adopt any amendment to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of any Series or class already issued; provided, however, that in the event that the Board of Trustees determines that the Trust shall no longer be operated as an investment company in accordance with the provisions of the 1940 Act, the Board of Trustees may adopt such amendments to this Declaration of Trust to delete those terms the Board of Trustees identifies as being required by the 1940 Act.

      Subject to the foregoing paragraph, the Board of Trustees may amend any provision set forth in paragraphs (a) through (i) of Section 6 of this Article III.

      Notwithstanding the foregoing paragraphs, the Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Code as currently in effect or as amended, without the vote of any Shareholder.

     Section 6. Establishment and Designation of Series. The establishment and designation of any Series or class of Shares shall be effective upon the resolution by a majority of the then Board of Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Series or class. Each such resolution shall be incorporated herein by reference upon adoption.

      Each Series shall be separate and distinct from any other Series and shall maintain separate and distinct records on the books of the Trust, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series.

      Shares of each Series or class established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

      (a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to such Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" such Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Board of Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

      (b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any liabilities, expenses, costs, charges and reserves of the Trust that are not readily identifiable as being held with respect to any particular Series (collectively "General Liabilities") shall be allocated and charged by the Board of Trustees to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" such Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit that has been allocated to a particular Series, or who have a claim or contract that has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the creditor, claimant or contract provider relationship.

      Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to such particular Series only, and not against the assets of any other Series or the General Assets of the Trust and none of the General Liabilities of the Trust or the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Series thereof shall be enforceable against the assets held with respect to such particular Series. Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DBTA, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the DBTA relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.

      (c) Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provision of this Declaration of Trust, including, without limitation,
Article VI, no dividend or distribution, including without limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any redemption or repurchase of, the Shares of any Series or class shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the General Assets of the Trust except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

      (d) Voting All Shares of the Trust entitled to vote on a matter shall vote on the matter, separately by Series and, if applicable, by class; provided, that
(1) where the 1940 Act requires all Shares of the Trust to be voted in the aggregate, without differentiation between the separate Series or classes, on any matter, then all of the Trust's Shares shall be entitled to vote in the aggregate on the matter; and (2) if any matter affects only the interests of some but not all Series or classes, then only the Shares of such affected Series or classes shall be entitled to vote on the matter.

      (e) Equality All Shares of each particular Series shall represent an equal proportionate undivided beneficial interest in the assets held with respect to each such Series (subject to the liabilities held with respect to such Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of such Series (subject to the rights and preferences with respect to separate classes of such Series).

      (f) Fractions Any fractional Share of a Series shall carry proportionately to the fractional amount of such Share all the rights and obligations of a whole Share of such Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust or such Series.

      (g) Exchange Privilege The Board of Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act and the rules and regulations thereunder.

      (h) Combination of Series The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series; provided that upon completion of such combination of Series, the proportionate interest of each Shareholder of each Series that is combined, in the assets and liabilities held with respect to the combined Series shall equal the proportionate interest that each such Shareholder held in the assets and liabilities held with respect to the particular Series that is combined.

      (i) Elimination of Series At any time that there are no Shares outstanding of any particular Series or class previously established and designated, the Board of Trustees may by resolution of a majority of the then Board of Trustees abolish that Series or class and rescind the establishment and designation thereof. Each such resolution shall be incorporated herein by reference upon adoption.

     Section 7. Indemnification of Shareholders If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Shareholder of the Trust (or by having been a Shareholder of a particular Series), and not because of such Person's acts or omissions, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from, and indemnified out of the assets of the Trust or out of the assets of the applicable Series (as the case may be) against, all loss and expense arising from such claim or demand; provided, however, that there shall be no liability or obligation of the Trust (or any particular Series) arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Shares.

                                   ARTICLE IV.
                              The Board of Trustees

     Section 1. Powers Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility, including, without limitation, the power to engage in securities or other transactions of all kinds on behalf of the Trust. The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets and business of the Trust in their own right, including such authority, power and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Trustees may (1) adopt, amend and repeal By-Laws, not inconsistent with this Declaration of Trust, that provide for the regulation and management of the affairs of the Trust; (2) fill vacancies in or remove from their number in accordance with this Declaration of Trust or the By-Laws, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; (3) appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Board of Trustees determine; (4) employ one or more custodians of the Trust Property and may authorize such custodians to employ subcustodians and to deposit all or any part of such Trust Property in a system or systems for the central handling of securities or with a Federal Reserve Bank; (5) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent or administrative services agent, or all of them; (6) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; (7) retain one or more Investment Advisers; (8) redeem, repurchase or transfer Shares pursuant to applicable law; (9) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in the By-Laws; (10) declare and pay dividends and distributions to Shareholders from the Trust Property; (11) establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series or class of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; and (12) in general, delegate such authority as they consider desirable to any officer of the Trust, any committee of the Board of Trustees, any agent or employee of the Trust, or any such custodian, transfer agent, dividend disbursing agent, shareholder servicing agent, administrative services agent, Principal Underwriter or Investment Adviser. Any determination as to what is in the best interests of the Trust made by the Board of Trustees in good faith shall be conclusive.

      In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

      Any action required or permitted to be taken by the Board of Trustees, or a committee thereof, may be taken without a meeting if a majority of the members of the Board of Trustees, or committee thereof, as the case may be, shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees, or committee thereof, as the case may be. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees, or committee thereof, as the case may be.

      The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but the Trustees are not expected to devote their full time to the performance of such duties. The Trustees, or any Affiliate partner or employee thereof, may engage in, or possess an interest in, any other business or venture of any nature and description, independently or with or for the account of others.

     Section 2. Payment of Expenses by the Trust The Board of Trustees is authorized to pay or cause to be paid out of the principal or income of the Trust or any particular Series or class of Shares, or partly out of the principal and partly out of the income of the Trust or any particular Series or class of Shares and to charge or allocate the same to, between or among such one or more of the Series or classes of Shares, as the Board of Trustees deems fair and in compliance with this Declaration of Trust, including particularly Article III, Section 6 hereof, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Series or class of Shares, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses, fees, charges, taxes and liabilities for the services of the Trust's officers, employees, Investment Adviser, Principal Underwriter, auditors, counsel, custodian, sub-custodian (if any), transfer agent, dividend disbursing agent, shareholder servicing agent, administrative services agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

     Section 3. Payment of Expenses by Shareholders. The Board of Trustees shall have the power, as frequently as it may determine, to cause each Shareholder of the Trust, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, dividend disbursing, shareholder servicing, administrative services or similar agent, an amount fixed from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     Section 4. Ownership of Trust Property. Legal title to all of the Trust Property shall at all times be considered to be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.

     Section 5. Service Contracts. (a) Subject to such requirements and restrictions as may be set forth in the By-Laws and/or the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any corporation, trust, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board of Trustees may determine, including without limitation, authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust's or a particular Series' investments, or such other activities as may specifically be delegated to such party.

     (b) The Board of Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, including any Affiliate, appointing it or them as the exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Trust or one or more of the Series or classes thereof or for other securities to be issued by the Trust, or appointing it or them to act as the custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Trust or one or more of the Series or classes thereof.

      (c) The Board of Trustees is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust or one or more of its Series.

      (d)  The fact that:
                (i) any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, Principal Underwriter, distributor, or Affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or Affiliate of any organization, with which an Adviser's, management or administration contract, or Principal Underwriter's or distributor's contract, or custodian, transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made,

                (ii) any such organization, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or

                (iii) any corporation, trust, association or other organization with which an Adviser's, management or administration contract or Principal Underwriter's or distributor's contract, or custodian, transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made also has an Adviser's, management or administration contract, or Principal
           Underwriter's or distributor's contract, or custodian, transfer, dividend disbursing, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided that the establishment of and performance under each such contract is permissible under the provisions of the 1940 Act.

      (e) Every contract referred to in this Section 5 shall comply with such requirements and restrictions as may be set forth in the By-Laws or the 1940 Act or stipulated by resolution of the Board of Trustees. Any such contract may contain such other terms as the Board of Trustees may determine.

     Section 6. Effect of Death, Resignation, Removal, etc. of a Trustee. The death, resignation, removal, declaration as bankrupt or incapacity of one or more Trustees, or of all of them, shall not operate to dissolve the Trust or any Series or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in the By-Laws, the Trustee(s) in office, regardless of the number, shall have all the powers granted to the Board of Trustees and shall discharge all the duties imposed upon the Board of Trustees by this Declaration of Trust.


                                   ARTICLE V.
                           Shareholders' Voting Powers

     Section 1. Voting Powers and Required  Vote.  Subject to the  provisions of
Article III, Section 6(d), the Shareholders shall have power to vote only (i) for the election of Trustees, including the filling of any vacancies in the Board of Trustees; (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws, the 1940 Act or any registration statement of the Trust filed with the Commission; and (iii) on such other matters as the Board of Trustees may consider necessary or desirable.

      The Shareholder of record (as of the record date established pursuant to Article II, Section 11 of the By-Laws) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share. Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Shares may be voted in person or by proxy.

      Subject to the  provisions  of Article III,  Section  6(d),  Article VIII,
Section 4 and any other provision of this Declaration of Trust, the By-Laws or applicable law which requires a different vote: (1) in all matters other than the election of Trustees, the affirmative vote of the majority of votes cast at a Shareholders' meeting at which a quorum is present shall be the act of the Shareholders; and (2) Trustees shall be elected by a plurality of the votes cast at a Shareholders' meeting at which a quorum is present.

     Section  2.  Additional   Provisions.   The  By-Laws  may  include  further
provisions for Shareholders' votes and related matters.


                                   ARTICLE VI.
                 Net Asset Value, Distributions and Redemptions


     Section 1. Determination of Net Asset Value, Net Income and Distributions Subject to Article III, Section 6 hereof, the Board of Trustees shall have the power to fix an initial offering price for the Shares of the Trust, or any Series or class thereof which shall yield to the Trust, such Series or class not less than the net asset value thereof, at which price the Shares of the Trust, such Series or class shall be offered initially for sale, and to determine from time to time thereafter the offering price which shall yield to the Trust, such Series or class not less than the net asset value thereof from sales of the Shares of the Trust, such Series or class; provided, however, that no Shares of the Trust or Series or class thereof shall be issued or sold for consideration which shall yield to the Trust, such Series or class less than the net asset value of the Shares of the Trust, such Series or class next determined after the receipt of the order (or at such other times set by the Board of Trustees), except in the case of Shares of the Trust, such Series or class issued in payment of a dividend properly declared and payable.

      Subject to Article III, Section 6 hereof, the Board of Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted vote of the Board of Trustees such bases and time for determining the per Share or net asset value of the Shares of the Trust, any Series or class of a Series or net income attributable to the Shares of the Trust, any Series or class of a Series, or the declaration and payment of dividends and distributions on the Shares of the Trust, any Series or class of a Series, as they may deem necessary or desirable.

     Section 2. Redemptions at the Option of a Shareholder. Unless otherwise provided in the prospectus of the Trust relating to the Shares of the Trust or Series thereof, as such prospectus may be amended from time to time ("Prospectus"):

      (a) The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Board of Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the By-Laws and applicable law. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is received in proper form. The obligation set forth in this Section 2 is subject to the provision that (i) in the event that the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, (ii) if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any National Financial Emergency which makes it impracticable for the Trust to dispose of the investments of the Trust or applicable Series or to determine fairly the value of the net assets of the Trust or held with respect to such Series, or (iii) during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Board of Trustees. If certificates have been issued to a Shareholder, any such request by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

      (b) Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as the Board of Trustees may duly authorize in its complete discretion, be made in kind, or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees, or its delegate, shall have absolute discretion as to what security or securities of the Trust shall be distributed in kind and the amount of the same; and the securities distributed shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act or the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), shall receive cash. Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

      (c) Payment for Shares so redeemed by the Trust shall be made by the Trust as provided above within seven days after the date on which the redemption request is received in good order; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven-day period. Moreover, redemptions may be suspended in the event of a National Financial Emergency. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

      (d) The right of Shareholders to receive dividends or other distributions on Shares may be set forth in a Plan adopted by the Board of Trustees and amended from time to time pursuant to Rule 18f-3 under the 1940 Act. The right of any Shareholder of the Trust to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed by the Trust, except the right of such Shareholder to receive payment for such Shares, shall cease at the time as of which the purchase price of such Shares shall have been fixed, as provided above.

     Section 3. Redemptions at the Option of the Trust. The Board of Trustees may, from time to time, without the vote or consent of the Shareholders, and subject to the 1940 Act, redeem Shares or authorize the closing of any Shareholder account, subject to such conditions as may be established by the Board of Trustees.

                                  ARTICLE VII.
       Compensation and Limitation of Liability of Officers and Trustees


     Section 1.  Compensation.  Except as set forth in the last sentence of this
Section 1, the Board of Trustees may, from time to time, fix a reasonable amount of compensation to be paid by the Trust to the Trustees and officers of the Trust. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

     Section 2. Indemnification and Limitation of Liability. (a) To the fullest extent that limitations on the liability of Trustees and officers are permitted by the DBTA, the officers and Trustees shall not be responsible or liable in any event for any act or omission of any agent, employee, Investment Adviser or Principal Underwriter of the Trust; or with respect to each Trustee and officer, the act or omission of any other Trustee or officer, respectively. The Trust, out of the Trust Property, shall indemnify and hold harmless each and every officer and Trustee from and against any and all claims and demands whatsoever arising out of or related to such officer's or Trustee's performance of his or her duties as an officer or Trustee of the Trust. This limitation on liability applies to events occurring at the time a Person serves as a Trustee or officer of the Trust whether or not such Person is a Trustee or officer at the time of any proceeding in which liability is asserted. Nothing herein contained shall indemnify, hold harmless or protect any officer or Trustee from or against any liability to the Trust or any Shareholder to which such Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office.

      (b) Every note, bond, contract, instrument, certificate or undertaking and every other act or document whatsoever issued, executed or done by or on behalf of the Trust, the officers or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in such Person's capacity as Trustee and/or as officer, and such Trustee or officer, as applicable, shall not be personally liable therefore, except as described in the last sentence of the first paragraph of this Section 2 of this Article VII.

     Section 3. Officers and Trustees' Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. An officer or Trustee shall be liable to the Trust and to any Shareholder solely for such officer's or Trustee's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such officer or Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice. The officers and Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 4. Insurance. To the fullest extent permitted by applicable law, the officers and Trustees shall be entitled and have the authority to purchase with Trust Property, insurance for liability and for all expenses reasonably incurred, paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which such Person becomes involved by virtue of such Person's capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Person against such liability under the provisions of this Article.

                                  ARTICLE VIII.
                                  Miscellaneous


     Section 1. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any actions made or to be made by the Trustees.

     Section 2. Dissolution of Trust or Series. Unless dissolved as provided herein, the Trust shall have perpetual existence. The Trust may be dissolved at any time by vote of a majority of the Shares of the Trust entitled to vote or by the Board of Trustees by written notice to the Shareholders. Any Series may be dissolved at any time by vote of a majority of the Shares of that Series or by the Board of Trustees by written notice to the Shareholders of that Series.

      Upon dissolution of the Trust, the Trustees shall (in accordance with ss. 3808 of the DBTA) pay or make reasonable provision to pay all claims and obligations of the Trust and/or each Series, including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient assets held with respect to the Trust and/or each Series of the Trust, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the Trust and/or each Series of the Trust, such claims and obligations shall be paid or provided for in accordance with Article III, Section 6, according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to the Trust and/or each Series of the Trust shall be distributed to the Shareholders of the Trust and/or such Series in accordance with Article III, Section 6, and ratably according to the number of Shares of the Trust and/or such Series held by the several Shareholders on the record date for such dissolution distribution.

      Upon dissolution of a particular Series, the Trustees shall (in accordance with ss. 3808 of the DBTA) pay or make reasonable provision to pay all claims and obligations of the particular Series, including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown. If there are sufficient assets held with respect to the particular Series, such claims and obligations shall be paid in full and any such provisions for payment shall be made in full. If there are insufficient assets held with respect to the particular Series, such claims and obligations shall be paid or provided for in accordance with Article III, Section 6, according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to the particular Series shall be distributed to the Shareholders of the particular Series in accordance with Article III, Section 6, and ratably according to the number of Shares of the particular Series held by the several Shareholders on the record date for such dissolution distribution.

     Section 3. Merger and Consolidation; Conversion (a) Merger and Consolidation. Pursuant to an agreement of merger or consolidation, the Trust, or any one or more Series, may, by act of a majority of the Board of Trustees, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration of Trust which would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the DBTA, an agreement of merger or consolidation may effect any amendment to this Declaration of Trust or the By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3815 of the DBTA.

      (b) Conversion. A majority of the Board of Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DBTA; (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 3 of this Article VIII, or
(iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if required by the 1940 Act, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the "vote of a majority of the outstanding voting securities," as such phrase is defined in the 1940 Act, of the Trust or Series, as applicable; provided, further, that in all respects not governed by statute or applicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate business trust or trusts (or series thereof).

     Section 4. Reorganization. A majority of the Board of Trustees may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust, or all or substantially all of the assets held with respect to any one or more Series (the "Acquired Series"), to another trust, business trust, partnership, limited partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets held with respect to one or more other Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities of the Trust or the liabilities held with respect to each Acquired Series, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act, no assets held with respect to any particular Series shall be so sold, conveyed or transferred unless the terms of such transaction shall first have been approved at a meeting called for that purpose by the "vote of a majority of the outstanding voting securities," as such phrase is defined in the 1940 Act, of that Series.
Following such sale, conveyance and transfer, the Board of Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities held with respect to the Acquired Series, and any other differences between or among the Acquired Series), ratably among the Shareholders of the Trust or the Acquired Series, (giving due effect to the differences among the various classes within the Trust or each such Acquired Series); and if all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.

     Section 5. Amendments Subject to the provisions of the second paragraph of this Section 5 of this Article VIII, this Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the then Board of Trustees and, if required, by approval of such amendment by Shareholders in accordance with Article V hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

      Notwithstanding the above, the Board of Trustees expressly reserves the right to amend or repeal any provisions contained in this Declaration of Trust or the Certificate of Trust, in accordance with the provisions of Section 5 of
Article III hereof, and all rights, contractual and otherwise, conferred upon Shareholders are granted subject to such reservation. The Board of Trustees further expressly reserves the right to amend or repeal any provision of the By-Laws pursuant to Article X of the By-Laws.

     Section 6. Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the principal executive office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 7. Applicable Law. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code. The Trust shall be a Delaware business trust pursuant to the DBTA, and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a business trust.

     Section 8. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DBTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

     Section 9.  Business  Trust Only.  It is the  intention  of the Trustees to create a business trust pursuant to the DBTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DBTA between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the DBTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     Section 10. Use of the Names "IGAM Group" and "Integrity Global Asset Management" The Trust expressly agrees and acknowledges that the names "IGAM," "IGAM Group" and "Integrity Global Asset Management" are the sole property of Integrity Global Asset Management, Inc. ("IGAM"). IGAM has consented to the use by the Trust of the identifying words "IGAM," "IGAM Group" and "Integrity Global Asset Management" and has granted to the Trust a non-exclusive license to use such names as part of the name of the Trust and the name of any Series of its Shares. The Trust further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by IGAM if the Trust ceases to use IGAM or one of its Affiliates as Investment Adviser or to use other Affiliates or successors of IGAM for such purposes. In such event, the non-exclusive license granted herein may be revoked by IGAM and the Trust shall cease using the names "IGAM," "IGAM Group" and "Integrity Global Asset Management" as part of its name or the name of any Series of Shares, unless otherwise consented to by IGAM or any successor to its interests in such names.

      The Trust further understands and agrees that so long as IGAM and/or any future advisory Affiliate of IGAM shall continue to serve as the Trust's Investment Adviser, other mutual funds as may be sponsored or advised by IGAM or its Affiliates shall have the right permanently to adopt and to use the words "IGAM," "IGAM Group" or "Integrity Global Asset Management" in their names and in the names of any Series or class of Shares of such funds.

      Section 11. Counterparts. This Declaration of Trust may be executed in one or more separate counterparts, each when taken together, constitute the whole.

      IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust as of the date first written above.


                                         /s/ Eugene Y.W. Lee
                                         Eugene Y.W. Lee
                                         Trustee

                                         /s/ George Hadfield III
                                         George Hadfield III
                                         Trustee

                                         /s/ Jong Ho Hwang
                                         Jong Ho Hwang
                                         Trustee